SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K


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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     September 25, 1996
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                        INTEGRATED HEALTH SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                 1-12306                        23-2428312
(State or other jurisdiction    (Commission                   (IRS Employer
      of corporation)           File Number)                Identification No.)

10065 Red Run Boulevard, Owings Mills, Maryland                   21117
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:   (410) 998-8400
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 2.     Acquisition or Disposition of Assets

         On September 25, 1996 Integrated Health Services, Inc. ("the Company") acquired all the outstanding stock of Signature Home Care Group, Inc. ("Signature") headquartered in Irving, Texas. The total purchase price was $9.2 million, of which $4.7 million represents the issuance of 196,374 shares of the Company's common stock, with the remaining being paid with the Company's revolving credit facility. The Company will use its best efforts to register the shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended, within ninety days of the Closing.

         Signature is a full service home health care company with 22 branch locations in five states. Signature offers home nursing services, infusion services, respiratory therapy and home medical equipment in Arizona, Florida, Kansas, New Jersey and Texas, in addition to providing management services to home health providers.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Financial Statements of Businesses Acquired.

         Pursuant to Instruction (a)(4) of Item 7 to Form 8-K, the Company intends to file the required historical financial statements of Signature within 60 days after the date this report was required to be filed.

         b.       Pro Forma Financial Information.

         Pursuant to Instruction (b)(2) of Item 7 of Form 8-K, the Company intends to file required pro forma financial information within 60 days after the date this report was required to be filed.

         c.       Exhibits.

         2.01 Stock Purchase Agreement dated as of August 23, 1996 by and among the Company, Signature and Selling Shareholders of Signature.


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                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                             INTEGRATED HEALTH SERVICES, INC.




Date: October 8, 1996                        By  /s/ W. Bradley Bennett
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                                             Name: W. Bradley Bennett
                                             Title: Executive Vice President and
                                                      Chief Accounting Officer